Filed with the Securities and Exchange Commission on April 1, 1999 Registration No. 333-74227
                       SECURITIES AND EXCHANGE COMMISSION
===============================================================================
                             WASHINGTON, D.C. 20549
                                ---------------
                                AMENDMENT NO. 2
                                       TO
                                   FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                                  MIH LIMITED
             (Exact name of Registrant as specified in its charter)
                                ---------------

      British Virgin Islands                   4841                    Inapplicable
 (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
  incorporation or organization)    Classification Code Number)   Identification Number)

                                ---------------
                                Abbot Building
                                 Mount Street
                                    Tortola
                                   Road Town
                            British Virgin Islands
                                (284) 494-5471
         (Address, including zip code, and telephone number, including area code, of registrant's registered offices)
                                ---------------

                             CT Corporation System
                                 1633 Broadway
                               New York, NY 10019
                                 (212) 664-1666
      (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                                ---------------
                                  Copies to:

 Kris F. Heinzelman, Esq.              Allan Rosenzweig
 Cravath, Swaine & Moore     Myriad International Holdings B.V.      Michael E. Michetti, Esq.
       Worldwide Plaza               Jupiterstraat 13-15              Cahill Gordon & Reindel
     825 Eighth Avenue                2132 HC Hoofddorp             80 Pine Street, 17th Floor
 New York, New York 10019              The Netherlands               New York, New York 10005
       (212) 474-1000                 (31) 23 515 62870                   (212) 701-3000

     Approximate date of commencement of proposed sale to the public. As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ___________

                        CALCULATION OF REGISTRATION FEE
===============================================================================
              Title of Each Class        Proposed Maximum
              of Securities to be           Aggregate           Amount of
                   Registered           Offering Price(1)    Registration Fee
-------------------------------------- ------------------- -------------------
Class A Ordinary Shares, no par value      $162,265,000      $   45,109.67(2)
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2) This entire amount was previously paid by the Company with the original filing of this Registration Statement on March 11, 1999 and the filing of Amendment No. 1 to this Registration Statement on March 25, 1999.
                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                               EXPLANATORY NOTE

     This amendment to the Company's Registration Statement is being filed solely for the purpose of filing exhibits.

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules
     (a) Exhibits


  Exhibit
    No.                              Description
----------                           -----------
1.1         U.S. Purchase Agreement.
1.2         International Purchase Agreement.
3.1#        Memorandum of Association of the Registrant.
3.2#        Articles of Association of the Registrant.
5.1#        Opinion of Harney Westwood & Riegels with respect to the validity of the securities being offered.
10.1#       Shareholders' Agreement dated June 20, 1997 among Myriad International Holdings B.V., MP
            Communications B.V. and NetHold Mediterranean B.V.
10.2#*      Investment & Shareholders' Agreement dated April 4, 1997 among Canal+ S.A., FilmNet
            Investments B.V., Myriad Holdings Netherlands B.V., MIH Holdings Limited, MIH Limited
            and Irdeto B.V.
10.3*       Shareholders' Agreement dated February 16, 1998 among Telecom Holding Company Limited,
            Shinawatra Computer and Communications Public Company Limited, MIH Limited and
            International Broadcasting Corporation Public Company Limited, as supplemented by the
            Supplementary Shareholders' Agreement dated May 20, 1998 and as amended by the
            Amendment to Shareholders' Agreement dated September 25, 1998.
10.4*       Greek Football Broadcasting Agreement dated December 29, 1995 between Football Societes
            Anonymes Association and NetHold Hellas S.A.
10.5*       Greek Basketball Broadcasting Agreement dated July 3, 1998 between Greek Association of
            Basketball Societes Anonymes and NetHold Hellas Pay-TV Societe Anonyme.
10.6*       Channel Distribution Agreement dated June 18, 1998 between MultiChoice Africa
            (Proprietary) Limited and Electronic Media Network Limited.
10.7 #*     Analogue Agreement dated March 31, 1995 between MultiChoice Africa (Proprietary) Limited and Electronic Media Network Limited.
10.8 #*     Facility Letter dated September 29, 1998 from ABSA Bank to MIH Limited.
10.9 #      Loan Agreement dated February 17, 1999 between MIH Limited and MeesPierson N.V.
10.10       MIH Limited Share Scheme.
10.11       Stock Purchase Option Agreement dated March 18, 1999 between Thomson Consumer
             Electronics, Inc. and MIH Limited.
15.1 #      Letter re: unaudited interim financial information.
21          Subsidiaries of the Registrant.
23.1 #      Consents of Harney Westwood & Riegels (one is included in Exhibit 5).
23.2 #      Consent of Mallinicks.
23.3 #      Consent of Nauta Dutilh.
23.4 #      Consent of Zepos & Zepos.
23.5 #      Consent of White & Case (Thailand) Limited.
23.6 #      Consent of Coopers & Lybrand.

----------------
* Indicates that portions of the exhibit have been omitted pursuant to a request for confidential treatment and that such portions have been filed separately with the Commission.
+     To be filed by amendment.
# Filed previously with the Commission.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, MIH Limited, a corporation organized and existing under the laws of the British Virgin Islands, certifies that it has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hoofddorp, The Netherlands, on this 1st day of April, 1999.


                                        MIH LIMITED



                                        By: /s/ ALLAN M. ROSENZWEIG
                                          -------------------------------------

                                          Allan M. Rosenzweig

                                          Group Director--Corporate Finance and
                                          Director


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 1st day of April, 1999:



        Signature                              Title
        ---------                              -----
            *                           Chairman of the Board
-------------------------
  Theunissen Vosloo

            *                          Chief Executive Officer and Director
-------------------------
 Jacobus D. T. Stofberg

            *                          Director
-------------------------
  Jacobus P. Bekker

            *                          Director
-------------------------
    Vaughan G. Bray

            *                          Chief Executive Officer--
-------------------------              MIH Asia and Director
 Johannes H. W. Hawinkels

            *                          Chief Executive Officer--
-------------------------              Mindport and Director
    Stephen Oldfield

            *                          Director
-------------------------
   Stephan J. Z. Pacak

            *                          Chief Financial Officer
-------------------------              and Director
  Lesley R. Penfold

 /s/ ALLAN M. ROSENZWEIG               Group Director--
-------------------------              Corporate Finance and Director
Allan M. Rosenzweig


*By: /s/ ALLAN M. ROSENZWEIG
     ---------------------
         Allan M. Rosenzweig
          Attorney-in-Fact

                                 EXHIBIT INDEX


   Exhibit
     No.                           Description
------------                       -----------
1.1         U.S. Purchase Agreement.
1.2         International Purchase Agreement.
3.1 #       Memorandum of Association of the Registrant.
3.2 #       Articles of Association of the Registrant.
5.1 #       Opinion of Harney Westwood & Riegels with respect to the validity of the securities being offered.
10.1 #      Shareholders' Agreement dated June 20, 1997 among Myriad International Holdings B.V., MP
            Communications B.V. and NetHold Mediterranean B.V.
10.2 #*     Investment & Shareholders' Agreement dated April 4, 1997 among Canal+ S.A., FilmNet
            Investments B.V., Myriad Holdings Netherlands B.V., MIH Holdings Limited, MIH Limited
            and Irdeto B.V.
10.3*       Shareholders' Agreement dated February 16, 1998 among Telecom Holding Company Limited,
            Shinawatra Computer and Communications Public Company Limited, MIH Limited and
            International Broadcasting Corporation Public Company Limited, as supplemented by the
            Supplementary Shareholders' Agreement dated May 20, 1998 and as amended by the
            Amendment to Shareholders' Agreement dated September 25, 1998.
10.4*       Greek Football Broadcasting Agreement dated December 29, 1995 between Football Societes
            Anonymes Association and NetHold Hellas S.A.
10.5*       Greek Basketball Broadcasting Agreement dated July 3, 1998 between Greek Association of
            Basketball Societes Anonymes and NetHold Hellas Pay-TV Societe Anonyme.
10.6*       Channel Distribution Agreement dated June 18, 1998 between MultiChoice Africa
            (Proprietary) Limited and Electronic Media Network Limited.
10.7 #*     Analogue Agreement dated March 31, 1995 between MultiChoice Africa (Proprietary) Limited and Electronic Media Network Limited.
10.8 #*     Facility Letter dated September 29, 1998 from ABSA Bank to MIH Limited.
10.9 #      Loan Agreement dated February 17, 1999 between MIH Limited and MeesPierson N.V.
10.10       MIH Limited Share Scheme.
10.11       Stock Purchase Option Agreement dated March 18, 1999 between Thomson Consumer
            Electronics, Inc. and MIH Limited.
15.1 #      Letter re: unaudited interim financial information.
21          Subsidiaries of the Registrant.
23.1 #      Consents of Harney Westwood & Riegels (one is included in Exhibit 5).
23.2 #      Consent of Mallinicks.
23.3 #      Consent of Nauta Dutilh.
23.4 #      Consent of Zepos & Zepos.
23.5 #      Consent of White & Case (Thailand) Limited.
23.6 #      Consent of Coopers & Lybrand.

---------------
* Indicates that portions of the exhibit have been omitted pursuant to a request for confidential treatment and that such portions have been filed separately with the Commission.
+     To be filed by amendment.
# Filed previously with the Commission.